Exhibit 10.1
CONSULTING AGREEMENT

This Consulting Agreement, dated as of February 1, 2014, is entered into between Thomas Roger Sawyer (the “Consultant”) and Meta Gold, Inc. (the “Company”).

Whereas, the Company desires to engage Consultant to provide operating and administrative advice (the “Consulting Services”).

Whereas, Consultant is desirous of performing the Consulting Services on behalf of the Company and desires to be engaged and retained by the Company for such purposes.

Accordingly, in consideration of the recitals, promises and conditions in this Agreement, the Consultant and the Company agree as follows:

1.           Consulting Services.  The Company hereby retains the Consultant, and the Consultant accepts such retention all on the terms and conditions herein contained.

2.           Term.

(a)              This Agreement will terminate on the earlier of (i) the five-year anniversary hereof and (ii) five days’ prior notice; provided that the Company may terminate this Agreement immediately for Cause, which shall be defined as:

(i)	acts of common law fraud against the Company or its affiliates on the part of the Consultant;

(ii)	the indictment of the Consultant on a felony charge;

(iii)
a material violation by the Consultant of his responsibilities set forth herein which is willful and deliberate; provided, however, that prior to the determination that "Cause" under this Section has occurred, the Company shall: (A) provide to the Consultant in writing, in reasonable detail, the reasons for the determination that such "Cause" exists, (B) afford the Consultant a reasonable opportunity to remedy any such breach and (C) provide the Consultant an opportunity to be heard prior to the final decision to terminate the Agreement hereunder for such "Cause"; or

(iv)	a material violation of the Company's policies and procedures as in effect from time to time.

    (b)              Termination of this Agreement will not affect the right of the Consultant to be paid any fees enumerated in Section 3 hereof which are payable or have been earned as of the effective date of such termination.

3.           Fees.  The Company shall pay and deliver to the Consultant $15,000 per month.

4.           Relationship of Parties.  The Consultant is an independent contractor, responsible for compensation of his agents, employees and representatives, as well as all applicable withholding therefrom and taxes thereon (including unemployment compensation) and all workers’ compensation insurance.  This Agreement does not establish any partnership, joint venture, or other business entity or association between the parties, and neither party is intended to have any interest in the business or property of the other.

5.           Miscellaneous.

(a)           Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

(b)           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Eastern Standard time) on a Business Date, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 4:30 p.m. (Eastern Standard time) on any date and earlier than 11:59 p.m. (Eastern Standard time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications is as set out in the introduction to this Agreement.

(c)           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Consultant, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(d)           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  All words used in this Agreement will be construed to be of such number and gender as the circumstances require.

(e)           Successors and Assigns.  This Agreement is intended only for the benefit of, shall be binding upon and inure to the benefit of the parties and their respective successors.  Anything in the foregoing to the contrary notwithstanding, subject to compliance with applicable securities laws, the Consultant may assign and/or transfer all or a portion of the consideration payable by the Company hereunder.

(f)           Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the United States Federal District Court for the Southern District of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper under such court’s jurisdiction.

(g)           Severability.  In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(h)           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including the recovery of damages, the Consultant will be entitled to specific performance of the obligations of the Company hereunder.  The Company and the Consultant agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in this Agreement and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[SIGNATURE PAGE TO FOLLOW]

If the foregoing accurately sets forth the understanding between Consultant and Company, each party shall so indicate its respective agreement by signing in the place provided below, at which time this Agreement shall become a binding contract.

THOMAS ROGER SAWYER

By:/s/Thomas Roger Sawyer
Name: Thomas Roger Sawyer

AGREED AND ACCEPTED BY:

META GOLD, INC.

By: /s/Thomas Roger Sawyer
Name: Thomas Roger Sawyer
Title: President & Chief Executive Officer